Exhibit 99.1

Houghton Mifflin Harcourt Announces Strategic Restructuring to
Accelerate Transformation, Align Cost Structure to Support Digital First, Connected Strategy

Boston – Oct. 1, 2020 – Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) today announced a strategic restructuring to accelerate its digital transformation and align its cost structure with its digital first, connected strategy. These steps will further streamline operations and better enable HMH to support teachers and students with digital first, connected solutions that drive successful outcomes in remote, face-to-face and hybrid learning environments.

This strategic restructuring is the result of HMH’s ongoing value innovation analysis. The Company first introduced this framework at its October 2019 Investor Update to drive its strategic priorities and has continued to operationalize it through the course of 2020 as the COVID-19 pandemic has accelerated the shift in education to digital learning technologies.

“The COVID-19 pandemic has cemented the central role of technology within the K-12 space. As districts embrace new remote learning formats and rely more heavily on digital solutions than ever before, HMH is well-positioned to be a holistic partner in delivering successful outcomes and supporting educators and the students they serve,” said Jack Lynch, President and Chief Executive Officer of Houghton Mifflin Harcourt. “The actions we announced today will help us to realize our digital first vision by creating a more focused company with increased recurring digital subscription revenue that produces higher margins and free cash flow. We recognize the personal impact these actions will have on our HMH team members. We thank our departing colleagues for their contributions and are committed to treating them in a respectful and compassionate way.”

Joe Abbott, HMH’s Chief Financial Officer added, “The actions we’re taking are intended to drive billings growth, position us to build our recurring subscription revenue base, simplify and strengthen our business model, reduce costs, and generate sustained and positive free cash flow. By realigning our organization, we will be better positioned to support our customers in today’s learning environment while creating value for our shareholders.  We are taking decisive steps to further improve our free cash flow potential and dramatically lower our break-even billings levels in the future.”

The Company’s restructuring includes both labor-related and non-labor expense reductions. The labor-related reductions involve organizational changes resulting in a 22% reduction of HMH’s workforce, including positions eliminated as part of the previously announced Voluntary Retirement Incentive Program and net of newly created positions to support HMH’s digital first operations. Non-labor reductions include a reduction of manufacturing costs as the business shifts from print to digital offerings, a reduction in service delivery costs as a greater proportion of services are offered virtually, and a streamlining of back office costs as legacy systems and print-centric processes are retired. These steps are intended to further simplify HMH’s business model while delivering increased value to customers, teachers, students, and shareholders.

HMH anticipates reducing total expenditures by approximately $95 to $100 million per year relative to its estimated expenditures for the trailing twelve months ended September 30, 2020. Total one-time charges associated with the transformation, including charges resulting from the Voluntary Retirement Incentive Program, are estimated to be in the range of $34 to $36 million. Giving effect to the expenditure reduction and one-time charges, the Company estimates its 2021 free cash flow break even billings level to be in a range of $1.02 and $1.07 billion, well below the Company’s estimated 2020 break even billings range of $1.23 to $1.28 billion.

The Company continues to have a strong liquidity position and estimates that its cash balance was approximately $265 million as of Sept. 30, 2020.  Further, HMH’s Asset Backed Revolving Credit Facility remained undrawn, and had available liquidity of approximately $160 million as of Sept. 30, 2020, subject to the terms and conditions of that facility.

Lynch concluded, "HMH’s transformation has been accelerated –- we are a Learning Technology Company focused on successful outcomes, with a digital first, connected vision. Our scale combined with the breadth of our portfolio makes us uniquely positioned within the EdTech space to lead the market shift and support today’s educators and students.”

Additional Information on Third Quarter 2020 Earnings Call

HMH intends to provide additional details about the strategic restructuring and its expected benefit to profitability and free cash flow on its third quarter earnings call in early November 2020.

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About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (Nasdaq: HMHC) is a learning technology company committed to delivering connected solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students' potential and extend teachers' capabilities. HMH serves more than 50 million students and 3 million educators in 150 countries, while its award-winning children's books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world. For more information, visit www.hmhco.com.

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Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, the impact of the actions described in this press release; our results of operations; financial condition; liquidity; prospects, growth and strategies; the expected impact of the COVID-19 pandemic; the timing, structure and expected impact of our operational efficiency and cost-reduction initiatives and the estimated savings and amounts expected to be incurred in connection therewith; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. We caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if actual results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause actual results to vary from expectations include, but are not limited to: the duration and severity of the COVID-19 pandemic and its impact on the federal, state and local economies and on K-12 schools; the rate and state of technological change; state requirements related to digital instructional materials; our ability to execute on our long-term growth strategy; increases in our operating costs; management and personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives, including the actions described in this press release; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as amended by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

CONTACT

Investor Relations

Brian S. Shipman, CFA

SVP, Investor Relations

212-592-1177

Brian.Shipman@hmhco.com

Media Relations
Bianca Olson
SVP, Corporate Affairs
617-351-3841
Bianca.Olson@hmhco.com